UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: OCTOBER 15, 2002
                        --------------------------------
                        (DATE OF EARLIEST EVENT REPORTED)

                             RF MICRO DEVICES, INC.
                             ----------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHAPTER)

       NORTH CAROLINA               0-22511              56-1733461
       --------------               -------              ----------
(STATE OR OTHER JURISDICTION      (COMMISSION          (IRS EMPLOYER
      OF INCORPORATION)            FILE NUMBER)       IDENTIFICATION NO.)



           7628 THORNDIKE ROAD
       GREENSBORO, NORTH CAROLINA                     27409-9421
 --------------------------------------               ----------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)

                                 (336) 664-1233
                                 --------------
               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE

Item 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.
         -----------------------------------------

         RF Micro Devices, Inc. ("RFMD") has entered into an Agreement and Plan of Merger and Reorganization, dated as of October 15, 2002 (the "Merger Agreement"), with Resonext Communications, Inc. ("Resonext"), a privately held company providing complete, highly integrated CMOS WLAN solutions for 802.11a and multi-band (802.11a/b/g) platforms.

         Resonext provides highly integrated two-chip CMOS solutions for 5GHz and dual band WLAN platforms. The combination of Resonext's single-chip Zero IF CMOS radio architecture, AccuChannel(TM) technology and flexible MAC software provide Original Equipment Manufacturers (OEMs), Original Development Manufacturers (ODMs), and enterprise and consumer WLAN system providers with decreased bill of material costs, low power consumption, high performance and flexibility. Resonext's flagship product, the Resonext RN5200, is an end-to-end two-chip WLAN turnkey solution with Zero IF implementation. Founded in 1999 by David Tahmassebi and Morteza Saidi, Resonext is headquartered in San Jose, California. The company has secured $68.5 million in funding to date from leading investors, including Bessemer Venture Partners, Norwest Venture Partners, Oak Investment Partners, INVESCO Private Capital and WK Technology Fund.

         MERGER CONSIDERATION. Pursuant to the Merger Agreement, RFMD has agreed to issue $133 million in stock, subject to a collar on RFMD's stock price of between $6.00 and $9.50 per share, for all the outstanding shares of capital stock of Resonext, including the shares issuable upon exercise of outstanding warrants and employee stock options. The number of shares to be issued by RFMD will be determined when the transaction is closed (based on a trailing 20-trading day average price). The minimum number of shares to be issued by RFMD will be 14.0 million (equivalent to $9.50 per share) and the maximum number of shares will be 22.167 million (equivalent to $6 per share). The transaction is subject to the approval of Resonext's shareholders and other closing conditions and is expected to close during RFMD's current fiscal quarter ending December 31, 2002. RFMD anticipates Resonext will have a cash balance of approximately $26 million at the time of the closing, and the transaction is expected to be accretive on a GAAP basis within 12 months of closing. RFMD expects to incur one-time acquisition charges and subsequent amortization expenses related to the transaction, and RFMD will detail these expenses upon closing.

         LOCK-UP. Each holder of Resonext capital stock receiving shares of RFMD common stock in the merger will be subject to certain restrictions on such holder's ability to transfer or establish certain put or call positions with respect to such shares of RFMD common stock during the Restricted Period (as defined below) applicable to such holder. Subject to certain exceptions set forth in the Merger Agreement, during the Restricted Period applicable to each former Resonext stockholder, such holder will not be permitted to (1) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of RFMD common stock received in the merger, or (2) establish or increase a put equivalent position or establish, liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the SEC promulgated thereunder, with respect to any shares of merger stock, in any case without the prior written consent of RFMD. "Restricted Period" will mean (i) 120 days with respect to RFMD common stock received in exchange for Resonext preferred stock and (ii) 24 months with respect to RFMD common stock received in exchange for Resonext common stock. Notwithstanding the foregoing, and subject to certain provisions of the Merger Agreement, immediately following the effective time, all former Resonext stockholders may sell up to an additional 1/3 of their shares of RFMD common stock received in the merger. In addition, beginning 60 days after the effective time, each former holder of Resonext preferred stock may sell up to 1/3 of such stockholder's shares of RFMD common stock received in the merger in exchange for such Resonext preferred stock. Beginning twelve months after the effective time, each former holder of Resonext common stock may sell up to an additional 1/3 of its shares of RFMD common stock received in the merger in exchange for such shares of Resonext common stock.

         Shares of merger stock issued in exchange for Resonext preferred stock may be distributed by a stockholder which is an entity to its partners, members, stockholders or other equity owners and such recipient will not be bound by the restrictive terms of the Merger Agreement.

         Notwithstanding the foregoing, any former holder of Resonext preferred stock may hedge its shares of merger stock issued in exchange for such Resonext preferred stock, which will include establishing or increasing a put equivalent position or establishing, liquidating or decreasing a call equivalent position, if such transactions are accomplished through a market maker designated by RFMD, provided that any stockholder who is an employee of RFMD or any subsidiary of RFMD must comply with any policy adopted by RFMD or any subsidiary of RFMD generally applicable to its employees regarding hedging, short sales or similar transactions.

         ESCROW FUND. Shares of RFMD common stock equal to $13,300,000 worth of the merger consideration payable to the holders of Resonext capital stock at the effective time (including restricted RFMD shares and shares of RFMD common stock that are not subject to repurchase) will constitute an escrow fund to cover certain indemnification obligations of the Resonext stockholders (the "Escrow Fund").

         Pursuant to the Merger Agreement, Resonext stockholders agree to indemnify RFMD for losses and expenses arising from breaches of Resonext's representations, warranties, covenants or agreements contained in or made pursuant to the Merger Agreement and for any amount by which the aggregate appraised value of any dissenting shares exceeds the product of the average closing price used to determine the merger consideration multiplied by the number of shares of RFMD common stock that would have been issuable to the holders of such dissenting shares. Any claim for indemnification of the above matters must be made before the date that is twelve (12) months after the closing of the merger.

         Before the Resonext stockholders will pay for any indemnification, the aggregate losses arising from the breach of any representation, warranty, covenant or agreement or from dissenting shares must exceed $100,000. After the total amount of such claims has exceeded $100,000, all losses will be subject to indemnification in full, including the amount of the first $100,000.

         Holders of Resonext capital stock will be responsible for their respective PRO RATA share of any loss attributable to claims subject to indemnification. The aggregate liability of holders of Resonext capital stock will be limited to each former Resonext stockholder's proportionate interest in the Escrow Fund.

         Resonext's representations and warranties include representations and warranties relating to capitalization, financial statements, tax, employee benefits, environmental and intellectual property matters, as well as other standard and customary representations and warranties. RFMD has standard and customary representations and warranties.

         CONDITIONS TO MERGER. The obligations of Resonext and RFMD to consummate the merger are subject to (i) termination or expiration of any waiting period applicable to the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (ii) the absence of any injunction or other order by a court of competent jurisdiction preventing the consummation of the merger or any legal requirement making consummation of the merger illegal, as well as other closing conditions regarding continued accuracy of representations and warranties, performance of covenants, and receipt of legal opinions.

         In addition, Resonext's obligation to consummate the merger is subject to (i) the availability of an exemption for issuance of the shares of RFMD common stock under the Section 3(a)(10) of the Securities Act, or the existence of an effective registration statement on Form S-4 under the Securities Act registering such shares, (ii) the listing with the Nasdaq National Market of the shares of RFMD common stock to be issued in the merger, (iii) the absence of a material adverse effect on RFMD or its business or any circumstance that could reasonably be expected to have such a material adverse effect, and (iv) Resonext's receipt of an opinion of Ernst & Young LLP or its legal counsel relating to certain tax matters.

         RFMD's obligation to consummate the merger is also subject to the conditions that: (i) Resonext shall have obtained the requisite stockholder approval for the merger and no more than 10% of the outstanding shares of Resonext capital stock be dissenting shares, (ii) there be no material adverse effect on Resonext or its business nor any circumstance that could reasonably be expected to have such a material adverse effect, (iii) the Escrow Agreement shall have been executed on behalf of the stockholders, (iv) RFMD shall have received an opinion of Ernst & Young LLP or its legal counsel relating to certain tax matters, (v) the termination of certain rights and stock bonus agreements of Resonext and the execution of transfer documents relating to certain shares of a subsidiary of Resonext, (vi) there shall be no pending or threatened legal proceeding by a governmental body seeking to restrain or prohibit the transactions contemplated by the Merger Agreement, seeking to obtain material damages, seeking to prohibit RFMD's exercise of its ownership right with respect to the stock of the surviving corporation, which would materially adversely affect RFMD's right to own or operate the business of Resonext or requiring RFMD to dispose of or hold separate material assets, and
(vii) Resonext shall have a certain aggregate cash value in its bank account as described in the Merger Agreement.

         ACQUISITION PROPOSALS. Resonext agreed that it will immediately cease any and all discussions or negotiations with any persons with respect to any Acquisition Proposal (as defined below). Resonext has agreed that it will not, directly or indirectly, (i) solicit, initiate, knowingly encourage, induce or facilitate the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any information regarding Resonext to any person in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that could lead to an Acquisition Proposal, (iii) engage in discussions or negotiations with any person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract contemplating or otherwise relating to any Acquisition Transaction. Resonext agreed to promptly notify RFMD in writing in the event Resonext receives any proposal or inquiry concerning an Acquisition Proposal, including the terms and conditions thereof and the identity of the person or group submitting such proposal, and to advise RFMD from time to time of the status of, and any material developments concerning, the same.

         "Acquisition Proposal" means any offer, proposal, inquiry or indication of interest (other than an offer, proposal, inquiry or indication of interest by RFMD) contemplating or otherwise relating to any Acquisition Transaction. "Acquisition Transaction" means any transaction or series of transactions involving: (a) any merger, consolidation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which Resonext is a constituent corporation,
(ii) in which a person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of persons directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of Resonext, or (iii) in which Resonext issues securities representing more than 20% of the outstanding securities of any class of voting securities of Resonext; (b) any sale, lease, exchange, transfer, license, acquisition or disposition of (i) any Resonext subsidiary or (ii) any business or businesses or assets that constitute or account for 20% or more of the net revenues, net income or assets of Resonext; or (c) any liquidation or dissolution of Resonext or any Resonext subsidiary.

         TERMINATION AND AMENDMENT OF THE MERGER AGREEMENT. The Merger Agreement may be terminated and the merger abandoned at any time before the closing whether or not the merger has been approved by Resonext stockholders:

         (i)      by mutual written consent of the parties;

         (ii) by either party if (A) the merger has not been consummated by the End Date (as defined below), PROVIDED the terminating party's failure to fulfill its obligations under the Merger Agreement is not the reason that the effective time does not occur by the End Date; (B) any court or other governmental body has taken a non-appealable final action prohibiting the merger; or (C) the Merger Agreement and the transactions contemplated thereby are voted upon by the Resonext stockholders but are not approved; provided that the failure to obtain such requisite approval is not attributable to the terminating party's failure to fulfill its obligations under the Merger Agreement;

         (iii) by Resonext if (A) any representation or warranty of RFMD was inaccurate on the date of the Merger Agreement or has become inaccurate such that the conditions to the merger regarding continued accuracy, in all material respects, of representations and warranties cannot be satisfied; or (B) RFMD has breached a covenant contained in the Merger Agreement such that the condition to the merger regarding performance of covenants, in all material respects, cannot be satisfied; in each case such that the inaccuracy or breach is not curable by the End Date; or

         (iv) by RFMD if (A) any representation or warranty of Resonext was inaccurate on the date of the Merger Agreement or has become inaccurate such that the conditions to the merger regarding continued accuracy, in all material respects, of representations and warranties cannot be satisfied; or (B) Resonext has breached a covenant contained in the Merger Agreement such that the condition to the merger regarding performance of covenants, in all material respects, cannot be satisfied; in each case such that the inaccuracy or breach is not curable by the End Date.

For purposes of the Merger Agreement, "End Date" shall mean January 31, 2003; PROVIDED, HOWEVER, that if on January 31, 2003 (i) (A) any waiting period applicable to the consummation of the merger under the HSR Act shall not have expired or been terminated or there shall be in effect a voluntary agreement between RFMD and the Federal Trade Commission or the Department of Justice pursuant to which RFMD has agreed not to consummate the merger for a period of time or a temporary restraining order issued upon the motion of the Federal Trade Commission or the Department of Justice is in effect precluding the consummation of the merger, (B) any similar waiting period under any applicable foreign antitrust law or regulation shall not have expired or been terminated,
(C) any consent required under any applicable foreign antitrust law or regulation shall not have been obtained, or (D) a final decision has not yet been rendered by the hearing examiner in the fairness hearing, and (ii) all other conditions to the merger that are not related to any of the matters referred to in clause "(A)", "(B)", "(C)" or "(D)" of this sentence shall have been satisfied or waived, then the End Date shall be March 31, 2003.

         VOTING AND PROXY AGREEMENTS. In connection with the execution of the Merger Agreement, RFMD has entered into irrevocable proxy and voting agreements (the "Voting Agreements"), with certain principal stockholders of Resonext who collectively hold Resonext common stock and/or Resonext preferred stock representing in excess of 50% of the voting power of Resonext (calculated on a fully-diluted basis).

         Each Resonext stockholder executing a Voting Agreement has agreed that all shares of Resonext common stock and Resonext preferred stock, if any, owned by such stockholder as of the record date fixed for such meeting shall be voted in favor of: (i) the approval of the Merger Agreement and the approval of the principal terms of the merger; (ii) the amendment of Resonext's Certificate of Incorporation and Bylaws providing for the merger consideration to be distributed in accordance with the terms of the Merger Agreement; and (iii) each of the other actions contemplated by the Merger Agreement. Further, each stockholder executing the Voting Agreement agrees to execute any written consent seeking merger approval solicited by or on behalf of Resonext. On all matters other than those described in clause (i), (ii) or (iii) of this paragraph, stockholders will retain at all times the right to vote the stockholder's shares in the stockholder's sole discretion.

         The Voting Agreement further provides that during the term of the Voting Agreement, the stockholders will not: (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal (as defined above and in the Merger Agreement) or take any action that could reasonably be expected to lead to an Acquisition Proposal; (ii) furnish any information regarding Resonext or any direct or indirect subsidiary of Resonext to any person in connection with or in response to an Acquisition Proposal or inquiry or indication of interest that could lead to an Acquisition Proposal; or
(iii) engage in discussion with any person with respect to any Acquisition Proposal.

         In addition, each stockholder executing a Voting Agreement has also agreed not to transfer such stockholder's shares of Resonext common stock and/or Resonext preferred stock unless each person to which any of such securities, or any interest of such securities is, or may be, transferred will have: (i) executed a counterpart to the Voting Agreement and an irrevocable proxy and (ii) agreed to hold such transferred securities subject to all of the terms and provisions of the Voting Agreement.

         Each such Resonext stockholder has also granted RFMD a proxy, which will be irrevocable to the fullest extent permitted by law, to vote its shares in favor of the approval of the Merger Agreement, and the other transactions contemplated by the Merger Agreement; and agreed to cause to be delivered to RFMD an additional proxy executed on behalf of the record owner of any outstanding shares of Resonext common stock and/or Resonext preferred stock that are owned beneficially (within the meaning of Rule 13d-3 under the Exchange
Act), but not of record, by such stockholder.

         EMPLOYMENT AGREEMENTS. In connection with the execution of the Merger Agreement, RFMD entered into employment agreements with certain employees of Resonext (the "Employees"). Each of these agreements will become effective immediately at the effective time and if the Merger Agreement is terminated, the agreements will not become effective, will have no further force or effect, and will be null and void. Pursuant to these employment agreements, each Employee, agreed to be employed with RFMD for a period of two years after the effective time ("Initial Term"), followed by employment on an "at will" basis. Each employment agreement provides that the Employee will receive a specified bi-weekly base salary. In addition, each Employee will receive benefits generally provided to all RFMD's similarly situated employees. Each of the Employees may be terminated during the Initial Term with or without "just cause" (as defined in each Employee's employment agreement) or for death or disability. Each of the Employees may terminate his employment with or without "good reason" (as defined in each Employee's employment agreement). The employment agreements have varying provisions relating to payments upon termination.

         In connection with the Merger Agreement and in the sale of his shares of Resonext common stock and/or Resonext preferred stock to RFMD, each Employee also has entered into an Inventions, Confidentiality, Nonsolicitation, and Noncompetition Agreement with RFMD.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS
         ---------------------------------

         (c)      EXHIBITS
                  --------

                  99       Unaudited  Pro Forma  Combined  Financial  Statements
                           (filed  in  connection  with   disclosures   provided
                           pursuant to Item 9)

Item 9.  REGULATION FD DISCLOSURE
         ------------------------

         On October 29, 2002, RF Micro intends to file with the Department of Corporations of the State of California an Application for Qualification of Securities pursuant to Section 25121 of the California Securities Law and a form of Notice of Hearing pursuant to Section 25142 of the California Securities Law. The Application will include unaudited pro forma combined financial statements of RF Micro and Resonext Communications, Inc. which have been prepared on a preliminary basis to give effect to RF Micro's acquisition of Resonext as a purchase transaction. These financial statements also will be provided to the shareholders of Resonext when Resonext solicits their approval of the acquisition.

         THE TOTAL COST OF THE ACQUISITION HAS BEEN PRELIMINARILY ALLOCATED TO THE ASSETS THAT WILL BE ACQUIRED AND LIABILITIES THAT WILL BE ASSUMED BASED UPON THEIR RESPECTIVE FAIR VALUES AS DETERMINED THROUGH PRELIMINARY APPRAISALS AND INTERNAL ESTIMATES. THE ACTUAL ALLOCATION OF THE PURCHASE PRICE, AND THE RESULTING EFFECT ON INCOME, MAY DIFFER FROM THE UNAUDITED PRO FORMA AMOUNTS INCLUDED HEREIN ONCE THE ACQUISITION IS CLOSED AND AN INDEPENDENT FIRM HAS COMPLETED THE FINAL VALUATION ANALYSIS.

         Upon consummation of the transaction, RF Micro will include unaudited pro forma combined financial statements of RF Micro and Resonext as an exhibit to its Current Report on Form 8-K which RF Micro will file in accordance with Items 2 and 7 of Form 8-K.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                         RF Micro Devices, Inc.

                         By: /S/ Barry D. Church
                             --------------------------
                             BARRY D. CHURCH
                             Corporate Controller
                         (Principal Accounting Officer)

Date:    October 29, 2002